UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2018

JAGGED PEAK ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37995	81-3943703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1401 Lawrence St., Suite 1800

Denver, Colorado 80202

(720) 215-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Senior Notes

On May 8, 2018 (the “Issue Date”), Jagged Peak Energy LLC (the “Issuer”), a wholly owned subsidiary of Jagged Peak Energy Inc. (the “Company”), closed its previously announced private offering of $500.0 million aggregate principal amount of 5.875% senior notes due 2026 (the “Notes”). The Notes were issued under the Indenture, dated as of the Issue Date, by and among the Issuer, the Company and Wells Fargo Bank, National Association, as trustee (the “Indenture”). The Notes are the general unsecured, senior obligations of the Issuer. The Notes are guaranteed on a senior unsecured basis by the Company and may be guaranteed by certain future subsidiaries of the Company.

Maturity and Interest

The Notes will mature on May 1, 2026. The Notes bear interest at the rate of 5.875% per annum, payable semi-annually in arrears on each May 1 and November 1, commencing November 1, 2018.

Optional Redemption

At any time prior to May 1, 2021, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes, with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 105.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date, if at least 60% of the aggregate principal amount of the Notes originally issued under the Indenture on the Issue Date remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to May 1, 2021, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make whole” premium and accrued and unpaid interest, if any, to, but excluding, the date of redemption.

On or after May 1, 2021, the Issuer may redeem the Notes, in whole or in part, at the redemption prices set forth below, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption:

Year	Percentage
2021	102.938%
2022	101.469%
2023 and thereafter	100.000%

Change of Control

If the Company experiences certain kinds of changes of control, each holder of the Notes may require the Issuer to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Certain Covenants

The Indenture contains covenants that, among other things and subject to certain exceptions and qualifications, limit the ability of the Company and of its restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire its capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from its restricted subsidiaries to the Company or any of its restricted subsidiaries; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

Upon an Event of Default (as defined in the Indenture), the trustee or holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of and accrued and unpaid interest on the Notes to be due and payable immediately, except that a default resulting from certain events of bankruptcy or insolvency with respect to the Company, the Issuer, any other restricted subsidiary of the Company that is a significant subsidiary or any group of restricted subsidiaries of the Company that, taken together, would constitute a significant subsidiary, will cause the principal of and accrued and unpaid interest on all outstanding Notes to become due and payable immediately without further action or notice.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Issuer and the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated the Issue Date, with J.P. Morgan Securities LLC, as representative of the several initial purchasers of the Notes (the “Initial Purchasers”). Pursuant to the Registration Rights Agreement, the Issuer and the Company agreed to cause to become effective a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes that have substantially identical terms as the Notes (the “Exchange”). The Issuer and the Company will use commercially reasonable efforts to cause the Exchange to be consummated by the 360th day following the Issue Date. Under certain circumstances, the Issuer and the Company will use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. The Issuer and the Company are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 hereto and is herein incorporated by reference.

Relationships

The Initial Purchasers and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company, the Issuer and their respective affiliates in the ordinary course of business for which they have received and would receive customary compensation. In addition, in the ordinary course of their various business activities, the Initial Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve securities and/or instruments of the Company, the Issuer and their respective affiliates. Affiliates of each of the Initial Purchasers are lenders under the Issuer’s revolving credit facility and, accordingly, will receive a portion of the net proceeds from the offering and sale of the Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of May 8, 2018, by and among Jagged Peak Energy LLC, Jagged Peak Energy Inc. and Wells Fargo Bank, National Association, as Trustee.
4.2

Registration Rights Agreement, dated as of May 8, 2018, by and among Jagged Peak Energy Inc., Jagged Peak Energy LLC and J.P. Morgan Securities LLC, as representative of the several initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGGED PEAK ENERGY INC.

Date: May 8, 2018	By:	/s/ Christopher I. Humber
	Name:	Christopher I. Humber
	Title:	Executive Vice President, General Counsel & Secretary